                                                                    EXHIBIT 99.1


    INSTRUCTIONS AS TO USE OF REVLON, INC. SUBSCRIPTION RIGHTS CERTIFICATES

                    CONSULT THE INFORMATION AGENT, YOUR BANK
                         OR BROKER AS TO ANY QUESTIONS

     The following instructions relate to a rights offering (the "Rights Offering") by Revlon, Inc., a Delaware corporation ("Revlon"), to the holders of record (the "Recordholders") of its Class A and Class B common stock, par value $0.01 per share (the "Common Stock"), as described in Revlon's Prospectus
dated         , 2003 (the "Prospectus"). Recordholders of Common Stock at the
close of business on         , 2003 (the "Record Date") are receiving
transferable subscription rights (the "Rights") to subscribe for and purchase shares of Revlon's Class A common stock (the "Underlying Shares"). An aggregate
of       Underlying Shares are being offered by the Prospectus. Each
Recordholder will receive one Right for each    shares of Common Stock owned of
record as of the close of business on the Record Date. The Rights will expire,
if not exercised, at 5:00 p.m., New York City time, on         , 2003, unless
extended in the sole discretion of Revlon (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. Revlon will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. Revlon may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by transferable Rights certificates (the "Subscription Rights Certificates").

     Each Right allows the holder thereof to subscribe for one share of Class A common stock (the "Basic Subscription Privilege") at the cash price of $ per share (the "Subscription Price").

     In addition, each holder of Rights who exercises their Basic Subscription Privilege in full will be eligible to subscribe (the "Over-Subscription
Privilege") at the same cash price of $     per share for shares of Class A
common stock that are not purchased pursuant to the exercise of Rights by other holders of Rights (except MacAndrews & Forbes) under the Basic Subscription Privilege (the "Excess Shares"), subject to availability and pro ration as described below. Each holder of Rights may only exercise their Over-Subscription Privilege if they exercised their Basic Subscription Privilege in full and other holders of Rights (except MacAndrews & Forbes) do not exercise their Basic Subscription Privilege in full. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Privilege, Revlon will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Privileges. "Pro rata" means in proportion to the number of Underlying Shares that each holder of Rights has purchased by exercising their Basic Subscription Privileges. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights receives an allocation of a greater number of Excess Shares than they subscribed for under their Over-Subscription Privilege, then Revlon will allocate to them only the number of Excess Shares for which they subscribed. Revlon will allocate the remaining Excess Shares among all other holders exercising their Over-Subscription Privileges. See "The Rights Offering-- Subscription Privileges" in the Prospectus.

     The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise or transfer of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

     YOUR SUBSCRIPTION RIGHTS CERTIFICATES OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.

1. METHOD OF SUBSCRIPTION--EXERCISE OF RIGHTS.

     To exercise Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York, 10005, ABA No. 021 000 021, Account #323-113109 (the "Subscription Account"). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Account designated above. If paying by check, bank draft or money order, please reference your Subscription Rights Certificate number on your check, bank draft or money order. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

     The Subscription Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

                           By Mail, Hand Delivery or
                              Overnight Courier:
                           AMERICAN STOCK TRANSFER &
                                 TRUST COMPANY
                          59 Maiden Lane, Plaza Level
                              New York, NY 10038

               Telephone Number for Confirmation: (718) 921-8200

     Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

     If you have any questions or require additional copies of relevant documents please contact the Information Agent, D.F. King & Co., Inc., at:

                             D.F. KING & CO., INC.
                          48 Wall Street--22nd Floor
                              New York, NY 10005

                       Telephone Number: (800) 949-2583
            Banks and brokers please call collect at: (212) 269-5550

     By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Certificate or Subscription Rights Certificates held by you, the number of Underlying Shares being subscribed for pursuant to your Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Over-Subscription Privilege, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Rights Certificate or Subscription Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Rights Certificate or Subscription Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No.: (718) 234-5001). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent at the address, or by calling the telephone number, set forth above.

     Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and Revlon, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Underlying Shares that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

     If you exercise less than all of the Rights evidenced by your Subscription Rights Certificate by so indicating in Form 1 of your Subscription Rights Certificate, and do not elect to instruct the subscription agent to sell your unexercised Rights in Form 3, the Subscription Agent either (i) if you so request, will issue to you a new Subscription Rights Certificate evidencing the unexercised Rights or (ii) if you so indicate in Form 2 of your Subscription Rights Certificate, will transfer the unexercised Rights in accordance with your instructions. A new Subscription Rights Certificate will be issued to you or transferred according to your instructions upon the partial exercise of Rights only if the Subscription Agent receives a properly endorsed Subscription
Rights Certificate no later than 5:00 p.m., New York City time, on        ,
2003, the third business day prior to the Expiration Date. After such date no new Subscription Rights Certificates will be issued. Accordingly, after such date if you exercise less than all of your Rights, you will lose the power to exercise your remaining Rights. All deliveries of newly issued Subscription Rights Certificates will be at your own risk.

     If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered.

     If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then you will be deemed to have exercised the Over-Subscription Privilege to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole shares of Class A common stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail, without interest or deduction, as soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected.


2. ISSUANCE OF CLASS A COMMON STOCK.

     The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary in Form 4 of your Subscription Rights Certificate.


   a. Basic Subscription Privilege. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Class A common stock purchased pursuant to the Basic Subscription Privilege. See "The Rights Offering--Subscription Privileges--Basic Subscription Privilege" in the Prospectus.

   b. Over-Subscription Privilege. As soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege certificates representing the number of shares of Class A common stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege. See "The Rights Offering--Subscription Privileges--Over-Subscription Privilege" in the Prospectus.

   c. Excess Cash Payments. As soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.


3. SALE OR TRANSFER OF RIGHTS.

   a. Sale of Rights Through a Bank or Broker. To sell all Rights evidenced by a Subscription Rights Certificate through your bank or broker, sign Form 2 of your Subscription Rights Certificate leaving the rest of the Form blank (your broker will add the buyer's name later). You must have your signature on Form 2 guaranteed in Form 5 by an Eligible Institution and deliver your Subscription Rights Certificate and the accompanying envelope to your bank or broker. Your Subscription Rights Certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the Subscription Rights Certificate as the absolute owner of all of the Rights evidenced by such Subscription Rights Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Rights Certificates, if you wish to sell less than all of the Rights evidenced by a Subscription Rights Certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your Subscription Rights Certificate divided into Subscription Rights Certificates of appropriate denominations by following the instructions in Section 4 of these instructions. The Subscription Rights Certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this Section 3(a).

   b. Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Subscription Rights Certificate and have your signature guaranteed in Form 5 by an Eligible Institution. A Subscription Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Rights Certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred Subscription Rights Certificate, the new holder should deliver the Subscription Rights Certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Privilege and the Over-Subscription Privilege) and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue Subscription Rights Certificates, if you wish to transfer less than all of the Rights evidenced by your Subscription Rights Certificate to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Subscription Rights Certificate into Subscription Rights Certificates of appropriate smaller denominations by following the instructions in Section 4 below. The Subscription Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this Section 3(b).

         Rights holders wishing to transfer a portion of their Rights (but not fractional Rights) should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Subscription Rights Certificates to be exercised or sold by the recipients thereof. The Subscription Agent will facilitate transfers of Subscription Rights Certificates only until 5:00 p.m., New York City time, on _____, 2003, the third business day before the Expiration Date. Neither Revlon nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Rights Certificates are not received in time for exercise or sale prior to the Expiration Date.

   c. Sale of All Unexercised Rights Through the Subscription Agent. To sell all unexercised Rights evidenced by a Subscription Rights Certificate through the Subscription Agent, so indicate on Form 3, follow the instructions set forth in Form 3 and deliver your properly completed and executed Subscription Rights Certificate to the Subscription Agent on or before 5:00 p.m., New York City time, on , 2003, three business days before the Expiration Date.

         If the Subscription Agent sells any of your Rights, such Rights will be deemed to have been sold at the weighted average net sale price of all Rights sold by the Subscription Agent on the relevant date of sale. As soon as practicable following the sale, the Subscription Agent will send the holder a check for the net proceeds from the sale of any Rights sold, less any applicable commissions, taxes or brokers fees.
      The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Rights. We cannot assure you that a market will develop or be maintained for the Rights or that the Subscription Agent will be able to sell any Rights.

         The Subscription Agent must receive from you any order to sell your
      Rights before 5:00 p.m., New York City time, on          , 2003, the
      third business day before the Expiration Date. We encourage you to review the discussion in the Prospectus under the heading "The Rights Offering -- Method of Transferring and Selling -- Sales of Rights Through the Subscription Agent."

   d. Sale of Less than All Unexercised Rights Through the Subscription
      Agent. If you wish to sell less than all of your unexercised Rights (but no fractional Rights) evidenced by a Subscription Rights Certificate, so indicate on Form 3 and attach separate instructions to the Subscription Agent as to the action to be taken with respect to the unexercised Rights not sold. Such instructions should be substantially in the form of Form 2 and your signature on such instructions should be guaranteed by an Eligible Institution. Alternatively, you may first have your Subscription Rights Certificate divided into Subscription Rights Certificates of appropriate denominations by following the instructions in Section 4 below. The Subscription Rights Certificate evidencing the number of unexercised Rights you intend to transfer can then be transferred by following the instructions above.

         If the Subscription Agent sells any of your Rights, such Rights will be deemed to have been sold at the weighted average sale price of all Rights sold by the Subscription Agent on the relevant date of sale. As soon as practicable following the sale, the Subscription Agent will send the holder a check for the net proceeds from the sale of any Rights sold. The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Rights.

   e. Commissions, Fees and Expenses. Revlon will pay all fees and expenses of the Subscription Agent and the Information Agent and has also agreed to indemnify the Subscription Agent and the Information Agent from certain liabilities that they may incur in connection with the rights offering. All commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by Revlon, the Information Agent or the Subscription Agent.


4. DIVISION OF SUBSCRIPTION RIGHTS CERTIFICATE INTO SMALLER DENOMINATIONS.

     To have a Subscription Rights Certificate divided into smaller denominations, send your Subscription Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Rights Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. The Subscription Agent will facilitate subdivisions of Subscription Rights Certificates only until 5:00 p.m., New York City time, on
     , 2003, three business days prior to the Expiration Date. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Rights Certificates are to be issued in a name other than that in which the old Subscription Rights Certificate was issued. Subscription Rights Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Rights Certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither Revlon, the Information Agent nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.


5. EXECUTION.

   a. Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration, enlargement or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

   b. Execution by Person Other than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

   c. Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.


6. METHOD OF DELIVERY TO SUBSCRIPTION AGENT.

     The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription

Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.


7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.


     In the case of Rights that are held of record through the Depository Trust Company (the "Book-Entry Transfer Facility"), exercises of the Basic Subscription Privilege and of the Over-Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Class A common stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.

                                                                       EXHIBIT A


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                    SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
                                BY REVLON, INC.

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus
dated        , 2003 (the "Prospectus") of Revlon, Inc., a Delaware corporation
("Revlon"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New
York City time, on        , 2003, unless such time is extended by Revlon as
described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

     Payment of the Subscription Price of $    per share for each share of
Revlon's Class A common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering--Method of Payment" in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

     The Subscription Agent is: American Stock Transfer & Trust Company

                          If By Mail, Hand Delivery or
                              Overnight Courier,:

                           AMERICAN STOCK TRANSFER &
                                 TRUST COMPANY
                          59 Maiden Lane, Plaza Level
                              New York, NY 10038

                            Facsimile Transmission:
                                (718) 234-5001

                             Confirm by Telephone:
                                (718) 921-8200

     DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     If you have any questions or require additional copies of relevant documents please contact the Information Agent, D.F. King & Co., Inc., at:

                             D.F. KING & CO., INC.
                          48 Wall Street--22nd Floor
                              New York, NY 10005

                           Telephone Number: (800) 949-2583

             Banks and brokers please call collect: (212) 269-5550

Ladies and Gentlemen:


     The undersigned hereby represents that the undersigned is the holder of
Subscription Rights Certificate(s) representing     Rights and that such
Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Class A common stock with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Class A common stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares")
are available therefor, for an aggregate of up to      Excess Shares, subject
to availability and pro ration.


     The undersigned understands that payment of the Subscription Price of $ per share for each share of Class A common stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate
amount of $   either (check appropriate box):


   [ ] is being delivered to the Subscription Agent herewith;

     or

   [ ] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):


       [ ]Wire transfer of funds

              Name of transferor institution: _________________________

              Date of transfer: _______________________________________

              Confirmation number (if available): _____________________


       [ ]Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)


       [ ]Certified check


       [ ]Bank draft (cashier's check)


       [ ]Money order

              Name of maker: __________________________________________

              Date of check, draft or money order: ____________________

              Check, draft or money order number: _____________________


              Bank or other institution on which
              check is drawn or issuer of money order: ________________

   Signature(s) _________________________________Address ______________________

   Name(s)_______________________________________ _____________________________
                (Please type or print)              Area Code and Tel. No.(s)

   Subscription Rights Certificates No(s). (if available)_______________________

                             GUARANTEE OF DELIVERY
   (Not To Be Used For Subscription Rights Certificate Signature Guarantee)


     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

                                        Dated:
---------------------------------------

--------------------------------------- ----------------------------------------
               (Address)                             (Name of Firm)

--------------------------------------- ----------------------------------------
    (Area Code and Telephone Number)             (Authorized Signature)

     The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus of
Revlon, Inc., dated        , 2003. Failure to do so could result in a financial
loss to such institution.